UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2013

CAREY WATERMARK INVESTORS INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

000-54263	26-2145060
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

An annual meeting of stockholders was held on June 27, 2013, at which time a vote was taken to elect directors for Carey Watermark Investors Incorporated (the “Company”) through the solicitation of proxies. Set forth below are the final voting results for the election of directors, who were elected to serve until the next annual meeting of stockholders:

Name of Director	For	Withheld	Abstained*

Trevor P. Bond	13,430,462	393,055	105,650

Charles S. Henry	13,438,445	385,072	105,650

Michael D. Johnson	13,428,759	394,758	105,650

Michael G. Medzigian	13,426,736	396,781	105,650

Robert E. Parsons, Jr.	13,423,583	399,934	105,650

William H. Reynolds, Jr.	13,439,467	384,050	105,650

*   Represents shares held by the Company’s advisor, W. P. Carey Inc. and certain of its affiliates, which were present for quorum purposes but are not entitled to be voted for the election of directors under the Company’s Charter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Carey Watermark Investors Incorporated

Date: July 3, 2013	By:	/s/ Susan C. Hyde
Susan C. Hyde
Managing Director